SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commissioner only (as permitted by Rule 14a-6(e)(2).

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Transamerica Investors, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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(5)	Total fee paid:

$0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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Transamerica Premier Bond Fund

Transamerica Premier Index Fund

each a series of

TRANSAMERICA INVESTORS, INC.

Transamerica Premier Funds

1150 South Olive Street, 27th Floor

Los Angeles, CA 90015

(Toll-Free) 1-800-892-7587

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held on April 25, 2005

Notice is hereby given that a special meeting of shareholders of the Transamerica Premier Bond Fund and the Transamerica Premier Index Fund (each a “Fund,” and collectively, the “Funds”), each a series of Transamerica Investors, Inc. (“Transamerica”) will be held on Monday, April 25, 2005, at 11:00 a.m. Eastern Time, or any adjournment(s) or postponement(s) thereof (the “Special Meeting”), at the offices of Transamerica’s administrator, Transamerica Fund Services, Inc. located at 570 Carillon Parkway, St. Petersburg, Florida 33716 for the following purposes:

1. To approve a proposed Plan of Liquidation with respect to each Fund; and

2. To consider and act upon any other business as may properly come before the Meeting.

The Board of Directors of Transamerica has fixed the close of business on February 28, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting. Each share of each Fund is entitled to one vote, with fractional votes for fractional shares.

We look forward to your participation and we thank you for your continued confidence in Transamerica.

By Order of the Board of Directors,

John K. Carter

Secretary

Transamerica Investors, Inc.

March 11, 2005

YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF VOTES YOU HOLD. IF YOU OWN SHARES OF MORE THAN ONE FUND, YOU MAY RECEIVE MORE THAN ONE PROXY CARD. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY CARD(S) BE RETURNED PROMPTLY.

FOR YOUR CONVENIENCE, YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE ENCLOSED INSTRUCTIONS. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD UNLESS YOU ELECT TO CHANGE YOUR VOTE. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL.

PROXY STATEMENT

Transamerica Premier Bond Fund

Transamerica Premier Index Fund

each a series of

Transamerica Investors, Inc.

(Transamerica Premier Funds)

1150 South Olive Street, 27th Floor

Los Angeles, CA 90015

(Toll-Free) 1-800-892-7587

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on April 25, 2005

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Directors”) of Transamerica Investors, Inc. (“Transamerica”) for use at a special meeting of shareholders of the Transamerica Premier Bond Fund and the Transamerica Premier Index Fund (each a “Fund”, and collectively, the “Funds”), each a series of Transamerica to be held on Monday, April 25, 2005, at 11:00 a.m., Eastern Time, at the offices of the Transamerica’s administrator, Transamerica Fund Services, Inc., located at 570 Carillon Parkway, St. Petersburg, Florida 33716, and any adjournments(s) or postponement(s) thereof (the “Special Meeting”). The Board is soliciting proxies from shareholders of the Funds with respect to the proposals set forth in the accompanying Notice.

It is anticipated that this Proxy Statement and the accompanying Notice of Special Meeting and proxy card will first be mailed to shareholders on or about March 11, 2005. In addition to solicitations of proxies by mail, proxy solicitations may also by made by telephone, e-mail or personal interviews conducted by officers of Transamerica, regular employees of Transamerica Investment Management, LLC, the Funds’ investment adviser (“TIM”), or other representatives of Transamerica.

PROPOSAL 1

APPROVAL OF A PLAN OF LIQUIDATION

Introduction

At a meeting held on February 10, 2005, the Board, upon the recommendation of TIM, determined that it would be in the best interests of each Fund’s shareholders to liquidate and dissolve each of the Funds. The Board and TIM have concluded that each Fund’s (particularly in the case of the Transamerica Premier Bond Fund’s) asset growth has been more modest than initially envisioned, with the result that each Fund operates with relatively high gross operating expense ratios, and that the prospects for future asset growth and lower operating expenses are limited should TIM continue to manage the assets of the Funds. After consideration of each Fund’s prospects and possible alternatives to dissolution, upon recommendation of TIM and the management of the Company, the Board, including all of the Directors who are not “interested persons” (for regulatory purposes) of the Company or TIM (the “Independent Directors”), reviewed and approved the proposed liquidation and dissolution of each Fund pursuant to a Plan of Liquidation (for each Fund, the “Plan”). A form of the Plan is attached to this proxy statement as Appendix A, and qualifies in its entirety the following summary of the Plan. The Plan provides for the liquidation of each Fund’s assets and the distribution to its shareholders of all of the proceeds of the liquidation. If Proposal 1 is approved by the shareholders of a Fund, the net proceeds (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Fund) will be paid to shareholders pro rata, in cash or cash equivalents or in-kind, on or about April 30, 2005.

Shareholder approval of a Fund’s liquidation and dissolution is required before it can be liquidated and dissolved. Shareholders of each Fund vote separately on the Plan and vote only with respect to the Fund of which they are shareholders. For the reasons set forth below, the Board recommends that the shareholders of each Fund vote in favor of Proposal 1. If a Fund’s shareholders do not approve the Plan, the Fund will continue to exist as a series of Transamerica in accordance with its stated objective and policies. In such a case, the Board would consider what, if any, steps to take concerning the future of the Fund.

Shareholders are free to redeem their shares prior to the date on which a Fund is to be liquidated, and they may exchange their shares for shares of the same class of another series of Transamerica.

Reasons for Liquidation and Dissolution

Management has determined that the Funds do not significantly add to Management’s long term strategy of building a diversified, competitive fund family. TIM has advised the Board that it believes the Funds’ small asset levels (particularly in the case of the Transamerica Premier Bond Fund), and resulting high expense ratios, have left the Funds too small to remain economically viable. TIM has been capping the Funds’ total expenses by contractually limiting a portion of its advisory fee and/or reimbursing some of the Funds’ operating expenses since each Fund’s inception. TIM does not believe that the Funds’ expense ratios will continue to be competitive with similar funds currently offered in the market to investors unless TIM continues to cap the Funds’ expenses for the foreseeable future, and TIM has advised the Board that it does not anticipate that the Funds will experience sufficient asset growth in the foreseeable future to offset the difficulties associated with their current size. The Board also considered the historical performance record of the Funds, and the negative impact that the continuing small asset sizes and higher expense ratios would likely have on the Funds’ performance going forward. TIM believes that neither of the Funds is well positioned to attract significant new assets given the availability of other similar funds which have lower expense ratios.

Prior to recommending each Fund’s liquidation to the Board, the officers of Transamerica sought to determine whether a merger or transfer of assets to another series of Transamerica would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions, the similarities between the Funds and other funds managed by TIM, the relatively small size of each Fund, the time, effort and expense required to effect a transaction, and the tax and related implications for shareholders of such a transaction. The officers determined that there was no suitable affiliated fund with which either of the Funds could be combined without significant changes in the Fund’s portfolio. The officers also investigated the relative costs involved in the liquidation and dissolution of each Fund.

Terms of the Plan

Following are some of the key terms of the Plan, a copy of which is attached as Appendix A to this Proxy Statement and qualifies the following summary in its entirety.

•	Effective Date of the Plan and Liquidation of the Fund’s Assets. The Plan shall become effective with respect to a Fund on the date of its adoption and approval by the shareholders of the Fund. Following this approval, the Fund: (i) will cease to invest its assets in accordance with its investment objective and will sell any portfolio securities it owns in order to convert its assets to cash or cash equivalent; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors, if any; and (iii) will be dissolved in accordance with the laws of the State of Maryland and Transamerica’s Articles of Incorporation. Each Fund may begin to liquidate some or all of its portfolio prior to the Meeting in order to meet redemption requests or in anticipation of liquidation.

•

Liquidating Distribution. On or about April 30, 2005, Transamerica’s on behalf of each liquidating Fund will mail the following to each shareholder of record of such liquidating Fund on that date: (i) a liquidating distribution, which may be in cash or cash equivalents or in-kind, equal to the shareholder’s proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy such Fund’s liabilities); and (ii) information concerning the sources of the liquidating distribution.

•	Cessation of Rights of Shareholders. As a result of the liquidating distribution for a Fund, shares of the Fund will no longer be deemed outstanding as of such time and will be cancelled.

•	Expenses. TIM will bear all expenses incurred in connection with the carrying out of the Plan for each Fund including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to each Fund subsequent to the mailing of the liquidating distribution also will be borne by TIM.

•	Implementation. For each Fund, the Plan provides that the Directors and officers of the Company may take such actions as are necessary to effectuate the Plan, and that the Directors shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Fund and to effect the dissolution, complete liquidation and termination of the existence of the Fund and the purposes to be accomplished by the Plan.

Material Federal Income Tax Consequences

Each shareholder who receives a liquidating distribution will recognize gain (or loss) for federal income tax purposes equal to the amount by which the distribution exceeds (or is less than) the shareholder’s tax basis in his or her Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss generally will be treated as long-term capital gain or loss if the shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss.

It is expected that, prior to the liquidating distribution, each Fund will distribute any previously undistributed net income or net capital gains. Such distribution would be taxed as ordinary income to the extent that it is derived from net income or net short-term capital gains and will generally be taxed as long-term capital gain to the extent that it is derived from net long-term capital gains.

Notwithstanding the foregoing, any loss realized by a shareholder in respect of his or her Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder’s entire interest in a Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above for a shareholder in liquidation of the shareholder’s interest in the Fund.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed above, including any state, local and foreign tax consequences.

Each Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Evaluation by the Board

At a meeting held on February 10, 2005, the Board carefully considered whether it was appropriate to recommend that Fund shareholders approve the Plan. The Board requested information, provided by TIM, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by independent legal counsel during its deliberations. After review, the Directors determined that the

Plan is in the best interests of each Fund and its shareholders. Accordingly, the Directors, including the Independent Directors, authorized the submission of the Plan to each Fund’s shareholders for their approval.

The Directors recommended that each Fund’s shareholders approve the Plan on the basis of the following considerations, among others:

•	The asset growth of the Funds to date has been more modest than expected, leaving the Funds too small to be economically viable;

•	Each Fund’s expense ratio is at a level that would not be competitive were it not for continued fee waivers and expense reimbursements by TIM;

•	It is unlikely that either of the Funds will experience sufficient sales of its shares in the foreseeable future to relieve the difficulties associated with its failure to achieve significant economies of scale; and

•	Possible alternatives to liquidation, including the merger of the Funds into other series of Transamerica, are not practical in the current circumstances and may not be advantageous to the Funds or their shareholders.

In reaching its decision to recommend approval of the Plan, the Board did not identify any single factor as being of paramount importance. Based upon its review, the Board determined the Plan is in the best interests of each Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board voted to recommend approval of the Plan by each Fund’s shareholders.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT SHAREHOLDERS OF EACH FUND VOTE “FOR” APPROVAL OF THE PLAN AS PROVIDED UNDER THIS PROPOSAL. UNMARKED PROXIES WILL BE SO VOTED.

OTHER BUSINESS

The Directors do not know of any matters to be presented at the Special Meeting other than those set forth in this Proxy Statement. If other business should properly come before the Special Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

ADDITIONAL INFORMATION

Investment Administrator, Principal Underwriter and Transfer Agent

TIM, the Funds’ investment adviser, is located at 1150 South Olive Street, 27th Floor, Los Angeles, California, 90015. Transamerica Fund Services, Inc. (“TFS”), the Funds’ administrator and transfer agent, is located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The principal underwriter/distributor, AFSG Securities Corporation (“AFSG”), is located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0002. TIM, TFS, and AFSG are all affiliates of each other.

Costs of the Proxy

The costs of solicitation and the expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by TIM, and not the Funds or their shareholders.

Shareholder Reports

Shareholders can find important information about the Funds in Transamerica’s Annual Report dated December 31, 2004, which may be obtained without charge by writing to the Funds at the address above or by calling the Company at 1-800-892-7587.

VOTING INFORMATION

Proxy Solicitation. The principal solicitation of proxies will be by the mailing of this Proxy Statement commencing on or about March 11, 2005, but proxies may also be solicited by telephone and/or in person by representatives of TIM, regular employees of TFS, or its affiliate(s), or Computershare Fund Services, a private proxy services firm. If we have not received your vote as the date of the Special Meeting approaches, you may receive a call from the person listed above to ask for your vote. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals.

The estimated cost of retaining Computershare Fund Services is approximately $13,800.00. As previously discussed, the costs of the Meeting, including the preparation and mailing of the Notice, Proxy Statement and proxy, and the solicitation of proxies, including reimbursements to broker-dealers and others who forwarded proxy materials to their clients, will be borne by TIM and/or its affiliates and not by the Funds.

Shareholder Voting. Shareholders of record of each Fund at the close of business on February 28, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were issued and outstanding the following shares of each Fund, each representing an equal number of votes:

Fund	Shares Outstanding
Transamerica Premier Bond Fund	3,108,388.898
Transamerica Premier Index Fund	5,976,315.428

The persons owning of record or beneficially 5% or more of the outstanding shares of a Fund as of the Record Date, are set forth in Appendix B. As of the Record Date, Transamerica’s Directors and officers, as a group, owned less than 1% of the outstanding shares of either Fund.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares, with no share having cumulative voting rights. The presence in person or by proxy of the holders of a majority of the outstanding shares of a Fund on the Record Date is required to constitute a quorum at the Special Meeting for that Fund, and therefore must be present for the transaction of business at the Meeting. Shares held by shareholders present in person or represented by proxy at the Special Meeting will be counted both for the purposes of determining the presence of a quorum and for calculating the votes cast on the issues before the Special Meeting.

Abstentions and “broker non-votes” are counted as shares eligible to vote at the Special Meeting in determining whether a quorum is present, but do not represent votes cast with respect to the proposal. “Broker non-votes” are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power.

In the event that a quorum is not present at the Special Meeting for a Fund, or a quorum is present but sufficient votes to approve a proposal are not received for a Fund, the persons named as proxies may propose one or more adjournments of the Special Meeting for that Fund to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting for that Fund in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. A shareholder vote may be taken prior to any adjournment of the Special Meeting on any proposal for either Fund for which there are sufficient votes for approval, even though the Special Meeting is adjourned as to other proposals.

In order that your shares may be represented at the Special Meeting, you are requested to vote your shares by mail, the Internet, or by telephone by following the enclosed instructions. If you wish to participate in the

Special Meeting, please submit the proxy card(s) originally sent with the Proxy Statement or attend the Special Meeting in person. Any proxy given by a shareholder, whether in writing, by telephone or via the Internet is revocable. A shareholder may revoke the proxy at any time prior to its use by filing with the Fund a written revocation or a duly executed proxy card bearing a later date. In addition, any shareholder who attends the Special Meeting in person may vote by ballot at the Special Meeting, thereby canceling any proxy previously given. However, attendance in-person at the Special Meeting, by itself, will not revoke a previously tendered proxy. If you vote by telephone or the Internet, please do not return your proxy card(s), unless you later elect to change your vote.

Vote Required. Approval of Proposal 1 with respect to a Fund requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the Special Meeting. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes have the effect of a negative vote on the Proposal. Shareholders of each Fund vote separately and vote only with respect to the Fund of which they are shareholders.

Shareholder Proposals. As a general matter, Transamerica does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposals to the Secretary of Transamerica, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

To ensure the presence of a quorum at the Special Meeting, prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

By Order of the Board of Directors,

John K. Carter

Secretary

Transamerica Investors, Inc.

March 11, 2005

APPENDIX A

FORM OF PLAN OF LIQUIDATION

TRANSAMERICA INVESTORS, INC.

Transamerica Premier Bond Fund

Transamerica Premier Index Fund

This Plan of Liquidation (the “Plan”) is adopted by Transamerica Investors, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Maryland, with respect to the [Name of Fund] (the “Fund”), a series of the Company. The Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended (the “IRC”), and the regulations thereunder, with respect to the Fund. The Plan is intended to accomplish the complete liquidation of the Fund and the redemption of the Fund’s outstanding shares in conformity with all applicable laws, including the laws of the State of Maryland, the Investment Company Act, the IRC, and the Company’s Articles of Incorporation and By-laws.

WHEREAS, the Company’s Board of Directors (the “Board”), on behalf of the Fund, has determined that it is in the best interests of the Fund and the beneficial owners of the Fund’s shares to liquidate and dissolve the Fund; and

WHEREAS, the Board has considered and unanimously adopted this Plan as the method of liquidating the Fund in accordance with the Company’s Articles of Incorporation and has recommended that shareholders of the Fund approve the Plan at a special meeting of the Fund’s shareholders called for such purpose;

NOW, THEREFORE, the liquidation of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall become effective immediately upon a vote approving the Plan by the requisite number of the outstanding shares of the Fund entitled to vote at a special meeting of shareholders of the Fund duly called for such purpose to be held on April 25, 2005, or such other date as determined by an officer of the Company, which date is hereinafter called the “Effective Date.”

2. Cessation of Business. As soon as is reasonable and practicable on or after the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to shareholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for the Fund’s liabilities.

3. Liquidation of Assets. As soon as is reasonable and practicable before, on, or after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. In the alternative, if determined to be in the best interests of the Fund and the beneficial owners of its shares, the Fund may elect not to liquidate its portfolio assets and shall rather distribute such amounts in-kind to its respective shareholders consistent with applicable statutes, regulations, and interpretations, which shall constitute a liquidating distribution for this purpose.

4. Payment of Debts. As soon as is reasonable and practicable on or after the Effective Date, subject to the provisions of Section 7 hereof, the Fund shall determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7 below, subject to Section 8 below.

5. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund will mail notices to the appropriate parties that this Plan has become effective and that it will be liquidating its assets. If the date for the liquidation is within five business days of the Effective Date, such notice to the Fund’s shareholders may accompany the actual distribution to shareholders of the liquidation proceeds.

6. Liquidating Distribution. As soon as possible on or after the Effective Date, or such other date as determined by the Board (the “Liquidation Date”), and in any event within 30 days thereafter, the Fund shall mail the following to its shareholders of record on the business day preceding the Liquidation Date in redemption of such shareholder’s shares of the Fund: (1) a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the shareholder’s proportionate interest in the net assets of the Fund; and (2) information concerning the sources of the liquidating distribution. Upon the mailing of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.

If the Company is unable to make distributions to all of the Fund’s shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of the Fund’s shares are payable, the Board may create, in the name and on behalf of the Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

7. Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, the Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

8. Management and Expenses of the Funds. Transamerica Investment Management, Inc. (“TIM”) shall bear all expenses incurred in connection with the carrying out of this Plan including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to a Fund subsequent to the mailing of the liquidating distribution will be borne by TIM, which shall continue through the Liquidation Date any undertaking to limit Fund operating expenses at the levels in effect as of the Effective Date.

9. Power of the Board. The Board and, subject to the authority and approval of the Directors, the officers of the Company, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any Director or any officer of the Company shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided or in the Plan.

10. Amendment of Plan. The Board shall have the authority to authorize or ratify such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund’s assets and effect complete liquidation of the Fund and the distribution of the Fund’s net assets to its shareholders in redemption of the shares in accordance with the laws of the State of Maryland, the Investment Company Act, the IRC, and the Company’s Articles of Incorporation and By-laws, if the Board determines that such action would be in the best interests of the Fund and its shareholders.

11. Company Only. The obligations of the Company entered into in the name, or on behalf thereof, by any of the Directors of the Company, representatives, or agents of the Company are made not individually, but only in such capacities, and are not binding upon any of the Directors of the Company, shareholders, or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with the Fund must look solely to the assets of the Company belonging to the Fund for the enforcement of any claims against the Company.

Transamerica Investors, Inc.

On behalf of the [Name of Fund]

By:

Name:

Title:

Accepted:

Transamerica Investment Management, LLC

By:

Name:

Title:

APPENDIX B

As of the Record Date, the name, address, and share ownership of persons who owned of record or beneficially 5% or more of the outstanding shares of each Fund are set forth below:

Bond

Name and Address of Shareholder	Class	Number of Shares	% of Fund
ARC Reinsurance Corporation 51 JFK Parkway Short Hills NJ 07078	Investor	1,742,493.799	56.06%

Investors Bank & Trust Co. as Trustee for Various Retirement Plans 4 Manhattanville Rd. Purchase, NY 10577	A	596,564.966	19.19%

Investors Bank & Trust Co. as Trustee for Various Retirement Plans 4 Manhattanville Rd. Purchase, NY 10577	Investor	208,209.076	6.70%

Index

Name and Address of Shareholder	Class	Number of Shares	% of Fund
ARC Reinsurance Corporation 51 JFK Parkway Short Hills NJ 07078	Investor	680,504.994	11.39%

Investors Bank & Trust Co. as Trustee for Various Retirement Plans 4 Manhattanville Rd. Purchase, NY 10577	Investor	786,385.821	13.16%

Transamerica Occidental Life Ins. Corp. Acct 1150 South Olive Street, T-27 Los Angeles, CA 90015	Investor	591,046.512	9.89%

B-1